EXHIBIT 23

[LETTERHEAD OF BKD LLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-04013, 333-56111 and 333-139711) of our report dated March 30, 2010, on our audits of the consolidated financial statements of Ameriana Bancorp as of December 31, 2009 and 2008 and for the years then ended, which report is included in Ameriana Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

/s/ BKD, LLP
BKD LLP
Indianapolis, Indiana
March 31, 2010